                                                                    EXHIBIT 10.2


               THIRD AMENDED AND RESTATED CONSOLIDATED REPLACEMENT
               ---------------------------------------------------
                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------

         THIS THIRD AMENDED AND RESTATED CONSOLIDATED REPLACEMENT CREDIT FACILITY AND SECURITY AGREEMENT is made as of the 3 1 st day of March, 1997, by and between BANK ONE, CLEVELAND, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 600 Superior Avenue, Cleveland, Ohio 44114 and INTERNATIONAL TOTAL SERVICES, INC., a corporation organized and existing under the laws of the State of Ohio ("Borrower"), with its principal place of business and executive offices located at Crown Centre, 5005 Rockside Road, Cleveland, Ohio 44131 (the "Principal Business Location").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Borrower, Lender, NBD Bank ("Bank") and the Lender as agent for the Lender and the Bank ("Agent") are parties to that certain Second Amended and Restated Replacement Credit Agreement dated as of August 11, 1995; as amended by that certain First Amendment to Second Amended and Restated Replacement Credit Agreement dated as of February 1, 1996; as amended by that certain Second Amendment to Second Amended and Restated Replacement Credit Agreement dated as of June 30, 1996; as amended by that certain Third Amendment to Second Amended and Restated Replacement Credit Agreement dated as of August 23, 1996 and as amended by that certain Fourth Amendment to Second Amended and Restated Replacement Credit Agreement dated as of November 5, 1996 (the "Loan Agreement"), pursuant to which Lender has made a $900,000 Domestic Term Loan to the Borrower evidenced by a Domestic Term Loan Promissory Note dated February 1, 1996 to Lender, the final installment of principal thereunder originally payable on June 30, 1996, but now payable on December 31, 1997; and Lender and the Bank have agreed to make Domestic Loans to the Borrower aggregating $6,500,000 and the Bank has agreed to make Eurocurrency Loans to the Borrower aggregating $1,500,000 until the Termination Date, which Eurocurrency Loans are evidenced by an Amended and Restated Replacement International Revolving Demand Note dated August 11, 1995 to NBD in the amount of $1,500,000 and which Domestic Loans are evidenced by Third Amended and Restated Replacement Domestic Revolving Demand Promissory Notes dated November 5, 1996 to the Bank and Lender in the amounts of $2,600,000 and $3,900,000 respectively, each such Third Amended and Restated Replacement Domestic Revolving Demand Promissory Note being payable on demand; and

         WHEREAS, the obligations and indebtedness of Borrower under the Loan Agreement are secured by a Second Amended and Restated Replacement Security Agreement (ITS) dated as of August II, 1995 between Borrower and Agent (the "Borrower Security Agreement"); and

         WHEREAS, Transport Security, Inc., an Ohio corporation ("Transport") entered into an Amended and Restated Replacement Guaranty Agreement dated as of August II, 1995 in favor of Lender, Bank and Agent, pursuant to which Transport agreed to guaranty payment and performance of the obligations and indebtedness of Borrower under the Loan Agreement and Amended Notes (as defined in the Loan Agreement); and

         WHEREAS, NBC Leasing, Inc., an Ohio corporation and affiliate of Borrower ("NBC") entered into an Amended and Restated Replacement Guaranty Agreement dated as of August 11, 1995 in favor of Lender, Bank and Agent, pursuant to which NBC agreed to guaranty payment and performance of the obligations and indebtedness of Borrower under the Loan Agreement and Amended Notes; and

         WHEREAS, the entities listed on SCHEDULE 1 attached hereto and made a part hereof (the "Affiliates") each entered into a Guaranty Agreement dated as of August 11, 1995 in favor of Lender, Bank and Agent, pursuant to which each Affiliate agreed to guaranty payment and performance of the obligations and indebtedness of Borrower under the Loan Agreement and Amended Notes; and

         WHEREAS, Robert A. Weitzel entered into a Limited Guaranty Agreement dated as of August 11, 1995, a Limited Guaranty Agreement dated as of February 1, 1996, each as amended and restated by an Amended and Restated Limited Guaranty Agreement dated as of November 5, 1996 in favor of Lender, Bank and Agent guarantying payment of the Domestic Term Loan Promissory Note and a Limited Guaranty Agreement dated as of November 5, 1996 in favor of the Lender, Bank and Agent guarantying payment of a portion of the Domestic Loans; and

         WHEREAS, the obligations of NBC and Transport under their respective Amended and Restated Replacement Guaranty Agreements are secured by Amended and Restated Replacement Guarantor Security Agreements dated as of August 11, 1995 between NBC, Transport and Agent, respectively, and the obligations of each Affiliate under its respective Guaranty Agreement are secured by a Guarantor Security Agreement dated as of August II, 1995 between each such Affiliate and Agent; and

         WHEREAS, the Borrower and Lender have agreed to consolidate, amend and restate the Loan Agreement and Borrower Security Agreement (i) to replace the Eurocurrency Loans facility with a $2,000,000 six month Term Loan; (ii) to delete the Bank and Agent as parties to the Loan Agreement and Borrower Security Agreement and to modify certain provisions of the Loan Agreement and Borrower Security Agreement; and (iii) to replace the Domestic Loans with a two year $10,500,000 Revolving Loan; and

         WHEREAS, NBC, Transport and the Affiliates have agreed to acknowledge, consent and agree that their respective guarantys and security agreements continue as valid and binding obligations of each of them in favor of Lender, enforceable in accordance with their terms and guarantying or securing all obligation of Borrower to Lender under the Loan Agreement and Borrower Security Agreement, as consolidated, amended, restated and replaced by this Agreement; and

         WHEREAS, Robert A. Weitzel has agreed to execute and deliver to Lender a Limited Guaranty Agreement of even date herewith; and

         WHEREAS, the Borrower has agreed to pay the Lender, one-half at closing and one-half on July 31, 1997, a restructure and documentation fee of $120,000; and

         WHEREAS, Borrower desires, from time to time hereafter, to borrow from Lender, and Lender is willing and may, from time to time hereafter, be willing to make loans to Borrower, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to Borrower, the parties hereto hereby agree as follows:

         1.       GENERAL
                  -------

         1.1 DEFINED TERMS. When used herein, the following terms shall have the following meanings:

                  ACCOUNTS - All of Borrower's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action, and all other debts, obligations and liabilities in whatever form owing to Borrower from any Person, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to Borrower, for goods sold or leased or for services rendered, whether or not earned by performance and whether or not evidenced by contracts, instruments or documents, or however otherwise the same may have been established or created, all guarantees and security therefor, all right, title and interest of Borrower in the merchandise or services which gave rise thereto, including the rights of reclamation and stoppage in transit, and all rights of an unpaid seller of merchandise or services.

                  ACCOUNT DEBTOR - Any person who is or may become obligated to Borrower under, with respect to, or on account of an Account.

                  AFFILIATE - The Affiliates and each Subsidiary and each executive officer and director of the Borrower or any other Person:

                  (i) Which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, Borrower;

                  (ii) Which owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least ten percent (10%) or more of any class of the Voting Stock of Borrower; or

                  (iii) Ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is beneficially owned or held by Borrower.

                  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

                  AGREEMENT - This Third Amended and Restated Consolidated Replacement Credit Facility and Security Agreement, as it may be amended from time to time pursuant to Section 13.1 hereof.

                  BANKRUPTCY LAWS - All statutes, rules, regulations and other forms of law, federal, state or otherwise, including, without limitation, the provisions of Title 11 of the United States Code, in each instance as in effect from time to time, relating to the bankruptcy, insolvency, liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

                  BASE RATE - The Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

                  CAPITAL EXPENDITURES - Amounts expended or which Borrower becomes obligated to expend, without regard to the manner in which such amounts or the instrument pursuant to which they are made are characterized by any Person, (i) for the acquisition, construction or installation of properties that are to be included as fixed assets on Borrower's books, (ii) for the lease of any property that would be capitalized under GAAP, (iii) for the incurrence of any other capitalized cost or (iv) for any additions to or replacements of any of the foregoing.

                  CASH COLLATERAL ACCOUNT - A commercial deposit account designated "cash collateral account" maintained by Borrower with Lender, without liability by Lender to pay interest thereon, from which Cash Collateral Account Lender shall have the exclusive right to withdraw funds until all Obligations are paid, performed, satisfied, enforced and observed in full.

                  CODE - The Uniform Commercial Code as adopted and in force in the State of Ohio as from time to time in effect.

                  COLLATERAL - The Fixed Collateral and Revolving Collateral, collectively together with all of the Property and interests of Borrower therein otherwise described in Section 4.1 of this Agreement and all other Properly of the Borrower now or at any time or times hereafter subject to a Lien in favor of Lender.

                  COLLATERAL LOCATION - The Principal Business Location and such other locations as may be identified on EXHIBIT B attached hereto, if any, together with such other locations at which any Collateral consisting of tangible personal property may be located provided Lender has, in writing, approved and designated such location as a Collateral Location hereunder, subject to any conditions which Lender may designate and provided:

                  (i) Such location is a location as to which Borrower gives Lender prior written notice at least forty-five (45) days prior to using such location; and

                  (ii) Such location is located within the United States of America; and

                  (iii) Borrower has executed and delivered to Lender appropriate financing statements with respect to the Collateral located at such location showing Borrower as debtor and Lender as secured party; and

                  (iv) A search of all filings made against Borrower or such Collateral in the jurisdiction in which the location is located, made after the filing of the financing statements referred to in (iii) above, confirms that the Lender's security interest in the Collateral at such location constitutes a first priority Lien on such Collateral (subject to any Permitted Liens); and

                  (v) Lender has obtained a written lien waiver in favor of Lender from each lessor, mortgagee, bailee, warehouseman or similar Person who may, by operation of law or otherwise, have any Lien in or upon such Collateral at such location, in such form and containing such assurances as may be requested by Lender.

                  COMMITMENT - Lender's letter to Borrower dated March 21, 1997, as accepted by Borrower on March 25, 1997.

                  COMMITMENT FEE - As defined in Section 2.12 of this Agreement.

                  CONTRACT RATE - A fluctuating rate equal to one and one-half percentage points (1.5%) above the Base Rate; provided, however, if Borrower has not completed an initial public offering of its stock prior to December 31, 1997, the Contract Rate shall be modified in accordance with paragraph 13 of the Commitment.

                  CONTRACT YEAR - The twelve (12) month period which commences on each anniversary of the execution of this Agreement.

                  CREDIT DOCUMENTS - This Agreement, the Notes, and all other agreements, instruments and documents (including, without limitation, all assignments, security agreements, mortgages, deeds of trust, lien waivers, subordinations, guarantees, pledges, powers of attorney and consents) heretofore, now or hereafter executed by Borrower or any other Person and/or delivered to Lender in respect of the transactions contemplated by this Agreement, in each instance as amended from time to time.

                  DEBT INSTRUMENTS - Any contract, agreement, instrument or other document or arrangement under which the Borrower has (i) any indebtedness, obligation or liability (including, without limitation, any contingent liability under any Guaranty) for borrowed money or for the deferred portion of the purchase price of any capital asset or for other capital financing or (ii) the right or obligation to incur any such indebtedness, obligation or liability.

                  DEFAULT RATE - A fluctuating rate of interest equal to six percentage points (6.0%) above the Contract Rate.

                  DEPOSITORY ACCOUNT - As defined in Section 5.2(A) of this Agreement.

                  DEPOSITORY AGREEMENT - As defined in Section 5.2(A) of this Agreement.

                  DEPOSITORY BANK - As defined in Section 5.2(A) of this Agreement.

                  DISTRIBUTION - In respect of Borrower means:

                  (i) The payment of any dividends or other distributions, whether in cash, by transfer of property or otherwise, on capital stock of Borrower (except distributions of such stock); and

                  (ii) The redemption or acquisition of any Securities of Borrower.

                  DOMESTIC TERM LOAN - The Tenn Loan by Lender to Borrower evidenced by the Domestic Term Loan Promissory Note dated January 1, 1996, in the original principal amount of $900,000 with a current outstanding principal amount of $400,000 due on December 31, 1997.

                  ELIGIBLE ACCOUNTS - Accounts of the Borrower due and payable within thirty (30) days from the date of billing to the extent arising out of the completed bona fide sale or lease of goods or rendition of services by Borrower in the ordinary course of Borrower's business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, subject to Lender's perfected security interest and no other Lien or security interest except Permitted Liens, and for a liquidated without maturing as stated in an invoice or other documentary evidence relating thereto which has been provided, and is in form satisfactory, to Lender, provided, that, unless Lender otherwise agrees, no such Account shall be an Eligible Account if:

                  (i) It arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

                  (ii) It is due or unpaid more than ninety (90) days after the invoice date thereof, or

                  (iii) It is payable by an Account Debtor which, at any time while such Account remains unpaid, is liable to Borrower in respect of any other Account which is not other%vise deemed an Eligible Account hereunder; or

                  (iv) The Account Debtor claims any right of credit, allowance or adjustment with respect to such Account by the Account Debtor, except a discount allowed for prompt payment, or such Account is otherwise disputed or contingent in any respect; or

                  (v) The Account Debtor has returned any of the goods from the sale of which the Account arose; or

                  (vi) There exist any facts, events or circumstances which in any way impair the validity, collectability or enforcement of such Account or would tend to reduce the amount payable thereunder from the face value of the invoice related thereto; or

                  (vii) The Account Debtor is also Borrower's creditor or supplier or the Account otherwise is or may become subject to any right of offset by the Account Debtor; or

                  (viii) The Account Debtor has commenced a voluntary case under any Bankruptcy Laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under any Bankruptcy Laws or any other petition or other application for relief under any Bankruptcy Laws has been filed against the Account Debtor, or the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                  (ix) The sale to the Account Debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper; or

                  (x) Lender believes that collection of such Account is insecure or that such Account may not be paid by reason of the Account Debtor's financial inability to pay; or

                  (xi) The Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its fight to payment of such Account to Lender pursuant to the Assignment of Claims Act of 1940, as amended; or

                  (xii) The goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been fully performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                  (xiii) The Account, when added to the aggregate balance of all other Accounts of the Account Debtor, exceeds a credit limit determined by Lender, in its sole discretion, to the extent such Account exceeds such limit; or

                  (xiv) Lender in its reasonable credit judgment otherwise deems such Account to be ineligible or that such Account or the Account Debtor is unsatisfactory in any respect.

                  Eligible Accounts with respect to which the account debtor is not a resident of the United States are Eligible Accounts - Foreign and Eligible Accounts with respect to which the account debtor is a resident of the United States are Eligible Accounts - Domestic.

                  ERISA - The Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

                  EVENT OF DEFAULT - As defined in Section I 1. I of this Agreement.

                  FINANCIAL STATEMENTS - The consolidated balance sheet of the Borrower, NBC, Transport and the Affiliates as of December 31, 1996 and the related statements of income and cash flows for the fiscal period then ended, copies of which are attached hereto as EXHIBIT D.

                  FIXED COLLATERAL - All fixed assets (including real property) of the Borrower including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, tools, dies, molds, parts, motor vehicles, material handling equipment, supplies of every kind and description, now or hereafter owned by the Borrower, or in which the Borrower may have or may hereafter acquire any interest, wheresoever located, including, without limitation, the items of Fixed Collateral described in EXHIBIT E attached to this Agreement.

                  GAAP - Generally accepted accounting principles consistently applied.

                  GUARANTY - All obligations of any Person (the "guarantor") which guarantee, or in effect guarantee, or assure the payment of, or performance with respect to, any indebtedness, liability, or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including but not limited to, obligations incurred by such guarantor through an agreement, contingent or otherwise:

                  (i) To purchase such indebtedness, liability or obligation or any Property or assets constituting security therefor; or

                  (ii)  To advance or supply funds:

                           (a)  For the purchase or payment of such
                  indebtedness, liability or obligation; or

                           (b) To maintain working capital or other balance
                  sheet condition or otherwise to advance or make available funds for the purchase or payment of such indebtedness, liability or obligations; or

                  (iii) To lease Property or to purchase any Security or other Property or services primarily for the purpose of assuring the owner of such indebtedness, liability or obligation of the ability of the primary obligor to make payment of the indebtedness, liability or obligations; or

                  (iv) Otherwise to assure the owner of the indebtedness, liability or obligation of the primary obligor against loss in respect thereof.

                  INDEBTEDNESS - All Borrower's present and future obligations, liabilities, debts, claims and indebtedness, contingent, fixed or otherwise, however evidenced, created, incurred, acquired, owing or arising (whether under written or oral agreement, by operation of law or otherwise), including, without limitation, (i) the Obligations, (ii) any obligations or liabilities of any Person which are secured by any Lien upon Property of the Borrower, even though Borrower has not assumed or otherwise become liable for the payment thereof,
(iii) any obligations or liabilities created or arising under any lease (including capitalized leases) or under any conditional sales contract or other title retention agreement with respect to Property used or acquired by Borrower, even though the rights and remedies of the lessor, seller or lender are limited to repossession, (iv) any obligations or liabilities arising under any lease or other contractual arrangement relating to security deposits, advance payments or other prepaid funds in the hands of or held by the Borrower subject to return or refund to any Person, (v) all unfunded pension fund obligations and liabilities and (vi) deferred taxes of any nature.

                  INVENTORY - All inventory now owned or hereafter acquired by Borrower, including without limitation, all goods, merchandise, work in process, raw materials, finished goods, and all other materials, supplies and tangible personal property of any kind, nature or description held for sale or lease or for display or demonstration, or furnished or to be furnished under contracts of service or which are or which might be used or consumed in connection with the manufacturing, packing, shipping, advertising, selling, leasing or furnishing of such goods, merchandise or other personal property and all documents of title or other documents pertaining thereto.

                  LENDER'S ACCOUNT - As defined in Section 5.2(C) of this Agreement.

                  LIEN - Any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common LAW, statute or contract, including, but not limited to, the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, trust receipt or lease, consignment or bailment for security purposes.

                  LOAN ACCOUNT - An account maintained by Lender on its books, which shall evidence all advances under the Domestic Term Loan, the Revolving Loan and the Term Loan, interest thereon, other amounts due Lender with respect to the Domestic Term Loan, the Revolving Loan and the Term Loan, and all payments thereof by Borrower.

                  LOCKBOX - As defined in Section 5.2(B) of this Agreement.

                  MATERIAL ADVERSE EFFECT - As to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) the Borrower's Property, business, operations, prospects, profitability or condition (financial or otherwise), (ii) Borrower's ability to repay the Obligations or (iii) Lender's Lien on the Collateral or the priority thereof.

                  MATERIAL AGREEMENTS - Those contracts, agreements, documents or other arrangements required to be disclosed under the provisions of Section
7. 1 (C) of this Agreement.

                  NOTES - The Domestic Tenn Loan Promissory Note, the Revolving Note, the Term Note and any other promissory note or other instrument evidencing the Borrower's obligation to repay any Obligations.

                  OBLIGATIONS - All debts, liabilities and obligations of the Borrower to Lender under this Agreement and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of Borrower to Lender under any Guaranty, or of Borrower to any other Person which Lender may have obtained by assignment or otherwise and all interest, fees, charges and expenses which at any time may be payable by Borrower to Lender.

                  ORIGINATION FEE - As defined in Section 2.9 of this Agreement.

                  PENSION PLAN - Any pension plan, retirement payment plan, profit-sharing plan, defined benefit or contribution plan or "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  PERMITTED INDEBTEDNESS - As defined in Section 8.2(C) of this Agreement.

                  PERMITTED LIENS - As defined in Section 8.2(G) of this Agreement.

                  PERSON - An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  PRIME RATE - The interest rate established from time to time by Lender as the Lender's Prime Rate, whether or not publicly announced, which may not necessarily be the most favorable or lowest or best rate offered by Lender.

                  PROPERTY - Any kind of property or asset, whether real, personal or mixed, or tangible or intangible, or any interest, including, without limitation, any leasehold interest, held in any such properties or assets.

                  RESTRICTED INVESTMENT - As defined in Section 8.2(R) of this Agreement.

                  REVOLVING COLLATERAL - All of Borrower's

                  (i)  Inventory;

                  (ii) contract rights and general intangibles, including, without limitation, goodwill, trademarks, trademark applications, trade styles, trade names, patents, patent applications, and deposit accounts whether now owned or hereafter created or acquired;

                  (iii) Accounts and other receivables, together with all customer lists, original books and records, ledger and account cards, computer tapes, discs, printouts and records, whether now in existence or hereafter created; and

                  (iv) documents, warehouse receipts, instruments and chattel paper, whether now owned or hereafter created.

                  REVOLVING LOAN - As defined in Section 2.3 of this Agreement.

                  REVOLVING NOTE - The revolving promissory note to be executed by Borrower in the form attached as EXHIBIT C- I to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Revolving Loan made by Lender pursuant to Section 2.3 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

                  SECURITY - As defined in Section 2(l) of the Securities Act of 1933, as amended.

                  SEIDLER - Seidler Capital Partners L.P., a Delaware limited partnership.

                  STOCKHOLDER'S EQUITY - At any time, the aggregate of Subordinated Debt plus the sum of the following amounts set forth in a balance sheet of the Borrower, prepared in accordance with GAAP:

                  (i) the par or stated value of all outstanding capital stock; and

                  (ii)  capital surplus; and

                  (iii)  retained earnings.

                  SUBORDINATED DEBT - Such Indebtedness which is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

                  SUBSIDIARY - Any corporation of which more than 50% of the Voting Stock is at any time, directly or indirectly, owned by Borrower and/or one or more subsidiaries.

                  TANGIBLE NET WORTH - At any time, Stockholder's Equity, less the sum of:

                  (i) any surplus resulting from any write-up of assets of Borrower subsequent to December 31, 1996; and

                  (ii) good will, contracts and non-competition agreements, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower; and

                  (iii) proprietary rights of Borrower, including all patents, trademarks, trade names and copyrights; and

                  (iv) loans, including principal and accrued but unpaid interest, and advances to stockholders, directors, officers or employees of Borrower; and

                  (v)  deferred expenses.

                  TERM LOAN - The Term Loan, as defined in Section 2.1 of this Agreement.

                  TERM NOTE - The term promissory note to be executed by Borrower in the form attached as EXHIBIT C-2 to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Term Loan made by Lender pursuant to Section 2.1 of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

                  TREASURY RATE - A fixed rate equal to four hundred twenty-five basis points over the six month Treasury Bill yield at the date hereof, provided, however, that such rate shall not be lower than 9.7%.

                  VOTING STOCK - Securities of any class or classes of a corporation which, at the time of reference thereto, entitle the holders to elect a majority of the corporate directors.

         1.2 ACCOUNTING TERMS. Any accounting terms used in this Agreement which are not otherwise specifically defined shall have the meanings customarily given them in accordance with GAAP.

         1.3 OTHER TERMS. All other terms contained in this Agreement shall have, unless the context indicates to the contrary, the meanings provided for by the Code to the extent the same are used or defined therein.

         1.4 USE OF PLURAL FORM. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

2.  LOANS AND ADVANCES
    ------------------

         Subject to the terms and conditions of this Agreement and each of the other Credit Documents, and otherwise provided that no loans or advances need be made by Lender if, at the date of any request for a loan or advance hereunder by Borrower, an Event of Default or event or condition which, with notice, lapse of time or both, would constitute an Event of Default then exists, Lender will provide the credit facility described in this Section 2 for the account of Borrower.

         2.1      TERM LOAN.

                  Lender will make a term loan (the "Term Loan") to Borrower in the principal amount of Two Million Dollars ($2,000,000). The Tenn Loan shall be subject to repayment in accordance with, and bear interest as provided in
Section 2.2 of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Term Note.

         2.2      Payment Terms of Term Loan.

                  (A) INTEREST. The Term Loan shall bear interest on the unpaid principal balance until the date paid at the Treasury Rate, such interest being payable monthly on the I st day of each month, commencing May 1, 1997. Interest on the Tenn Loan shall be computed on a 360- day year basis based upon the actual number of days elapsed.

                  (B) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the Term Note, the principal balance of the Term Loan shall be payable in six (6) consecutive equal monthly principal installments of Forty-One Thousand Six Hundred Sixty-Seven Dollars ($41,667.00) each, commencing May 1, 1997, and continuing on the 1st day of each month thereafter, and a final principal installment of One Million Seven Hundred Forty-Nine Thousand Nine Hundred Ninety-Eight Dollars ($1,749,998) on November 1, 1997.

         2.3      REVOLVING LOAN.

                  (A) REVOLVING LOAN. Subject at all times to the terms hereof, the Lender will, from and after April 1, 1997 until March 31, 1999 make such loans to the Borrower as from time to time the Borrower requests (the "Revolving Loan") consisting of advances made by Lender against the value of Eligible Accounts-Domestic and Eligible Accounts-Foreign. Subject to the provisions of Subsection (B) of this Section 2.3, the aggregate unpaid principal of the Revolving Loan outstanding at any one time shall not exceed the lesser of (a) the line of credit approved for Borrower, which is currently Ten Million Five Hundred Thousand Dollars ($10,500,000), less the outstanding principal balance of the Domestic Tenn Loan, one-half the outstanding principal balance of the Term Loan and the face amount of all outstanding Letters of Credit issued by Lender for the account of Borrower or (b) the sw-n of (i) eighty percent (80%) of the unpaid face amount of Eligible Accounts Domestic (or such other percentages of Eligible Accounts-Domestic as may from time to time be fixed by the Lender upon notice to the Borrower) and (ii) the lesser of fifty percent (50%) of the unpaid face amount of Eligible Accounts-Foreign (or such other percentages of Eligible Accounts Foreign as may from time to time be fixed by the Lender upon notice to the Borrower) or Three Hundred Fifteen Thousand Dollars ($315,000) (or such other dollar amount as may from time to time be fixed by the Lender upon notice to the Borrower).

                  (B) MAXIMUM BORROWINGS AVAILABLE UNDER REVOLVING LOAN. Notwithstanding anything to the contrary contained in this Section 2.3, at no time shall the loans outstanding at any time under the Revolving Loan exceed Ten Million Five Hundred Thousand Dollars ($10,500,000).

                  (C) PAYMENT. The Revolving Loan shall be payable on March 31, 1999 and bear interest as provided in Section 2.3(D) of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Revolving Note, but in the absence of such revolving promissory note shall be evidenced by the Lender's record of disbursements and repayments.

                  (D) INTEREST ON REVOLVING LOAN. The Revolving Loan shall bear interest on the unpaid principal balance from time to time outstanding until the date paid at a rate per annum equal to the Contract Rate, such interest being payable monthly on the I st day of each month, commencing May 1, 1997, and at maturity. Any increase or decrease in the interest rate resulting from a change in the Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based upon the actual number of days elapsed.

         2.4 LETTERS OF CREDIT. Prior to the maturity of the Revolving Loan, Borrower may request letters of credit ("Letters of Credit") be issued by the Lender not to exceed the aggregate maximum face amount of One Million Five Hundred Thousand Dollars ($1,500,000) at any one time outstanding, subject to the following terms and conditions:

                  (A) Lender will issue a requested Letter of Credit if such request is approved by the Lender, in its sole discretion, and no Default or Event of Default shall then exist.

                  (B) Borrower shall pay to the Lender a letter of credit fee equal to one and one-quarter percent (1.25%) per annum for each Letter of Credit issued based upon the face amount thereof. Such fee shall be paid by Borrower upon the issuance of any such Letter of Credit and upon any extension, renewal or amendment of such Letter of Credit. Borrower shall execute and deliver to Lender its standard form(s) pertaining to applications for Letters of Credit and such other documents as the Lender in its sole discretion may from time to time require (in form and substance satisfactory to the Lender) in issuing such Letter of Credit.

                  (C) (i) No Letter of Credit will have an expiry date later than three (3) days prior to the maturity of the Revolving Loan in effect at the date of issuance of such Letter of Credit, and (ii) no Letter of Credit will provide for any draft to be paid after the maturity of the Revolving Loan in effect at the date of issuance of such Letter of Credit.

                  (D) All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided, be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (effective January 1994), and any subsequent revisions thereof.

                  (E) In no event shall a Letter of Credit be issued hereunder if, after giving effect to such issuance, the aggregate principal amount of the Revolving Loan outstanding and the face amount of all issued and outstanding Letters of Credit shall exceed the lesser of (i) the amount of the Revolving Loan or (ii) the amount of the Revolving Loan available to Borrower under
Section 2.3(A)(b) hereof.

                  (F) Each Letter of Credit issued hereunder shall automatically reduce the then aggregate unused amount of the Revolving Loan available to Borrower under Section 2.3 (A)(a) hereof throughout the duration of such Letter of Credit by an amount equal to the face amount of such Letter of Credit.

         2.5 OPTIONAL CHARGE AGAINST REVOLVING LOAN. To the extent Borrower does not remit, when due, any payments of interest or, in the case of loans other than the Revolving Loan, any payment of principal, or any other payment required to be made by Borrower to the Lender pursuant to the terms of any of the Credit Documents, the Lender may, at its option, make such payment by increasing the outstanding principal balance of the Revolving Loan in order to prevent such amount from becoming past due, but it is expressly acknowledged and agreed that Lender shall be under no obligation to do so.

         2.6 LOAN ACCOUNT. Lender shall debit to the Loan Account the amount of each advance under the Revolving Loan, all interest on the Revolving Loan and the amount of all other compensation or fees payable to Lender in respect of the Revolving Loan and shall credit to the Loan Account the amount of each payment of principal and interest on the Revolving Loan and the amount of all payments of any other amounts payable under the Revolving Loan by appropriate entries. Any accounting rendered by the Lender to the Borrower shall be deemed correct and presumptively binding upon the Borrower unless the Borrower notifies the Lender by certified mail, return receipt requested, within thirty (30) calendar days after the date when each such accounting is mailed or otherwise delivered to the Borrower.

         2.7 ALL ADVANCES TO CONSTITUTE ONE LOAN. The Revolving Loan, the Term Loan, the Domestic Term Loan, and all other sums owed by Borrower to Lender under this Agreement, whether or not evidenced by the Notes, shah constitute one obligation of Borrower, secured by Lender's lien on and security interest in all of the Collateral. Borrower shall be liable to Lender for all Obligations hereunder, regardless of whether such Obligations arise as a result of advances made directly to Borrower, it being stipulated and agreed that all monies advanced by Lender hereunder inure to the benefit of Borrower, and that Lender is relying on the liability of Borrower in extending credit and otherwise making advances hereunder.

         2.8 EARLY TERMINATION FEE. In the event that the Domestic Term Loan, the Revolving Loan and/or the Tenn Loan are paid in full (other than as a result of payment of the Domestic Tenn Loan or the Term Loan at maturity, or scheduled reductions of the Tenn Loan by way of payments in accordance with the Tenn Note, or the expiration of the Revolving Loan at maturity) as a result of a refinancing, or in the event of any intentional noncompliance by Borrower with any provisions of this Agreement which results in a termination of the Credit Facility by Lender pursuant to Sections 11.2 or 11.4 hereof, Borrower will pay Lender an early termination fee of Two Hundred Forty Thousand Dollars ($240,000), in order to compensate Lender for its reliance expenses and loss of anticipated profits. It is acknowledged that this fee shall be deemed to be liquidated damages for loss of a bargain and not a penalty and the same is acknowledged by Borrower to be an integral part of the consideration for Lender to extend the Credit Facility hereunder.

         2.9 ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing this Agreement and the other Credit Documents and the documentation relating thereto in connection with this Credit Facility, Borrower shall pay to Lender an origination fee (the "Origination Fee") of One Hundred Twenty Thousand Dollars ($120,000), payable one-half on the date of this Agreement and one-half on July 31, 1997.

         2.10 PREPAYMENT. Borrower shall have the right to prepay the Domestic Ten-n Loan, Revolving Loan and Term Loan, in whole or in part, at any time without fee or premium other than the Early Termination Fee. Any such prepayment shall be applied to the installments of principal of the Domestic Term Loan and Term Loan, as applicable, in the inverse order of their maturities.

         2.11     CAPITAL ADEQUACY REQUIREMENT.

                  (A) In the event that Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy after the date of this Agreement, or any change therein or in the interpretation or application thereof after the date of this Agreement or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority after the date of this Agreement does or shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations under this Agreement to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in its sole discretion, to be material, then from time to time, after submission by Lender to Borrower of a written demand therefor, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

                  (B) A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to Lender, and the method by which such amounts were determined. In determining such amount Lender may use any averaging and attribution method.

                  (C) In no contingency or event whatsoever shall the aggregate of all amounts payable by Borrower to Lender pursuant to this Section 2.11 and the other sections of this Agreement exceed the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. To the fullest extent permitted under applicable law, Borrower and Lender shall characterize any payments made pursuant to this Section 2.11 as an expense, fee or premium rather than as interest.

         2.12 COMMITMENT FEE. Borrower shall pay to Lender, quarterly in arrears, on April 1, July 1, October 1 and January 1 of each calendar year and at maturity of the Revolving Loan, and, if the Revolving Loan is hereafter renewed, on the date of renewal and annually thereafter if renewed for a period of more than one (1) year, a commitment fee (the "Commitment Fee") of one-fifth of one percentage point (0.20%) of the daily average unused amount of the maximum borrowings available under the Revolving Loan pursuant to Section 2.3(C) of this Agreement, whether the Borrower shall be entitled to request such amount pursuant to Section 2.3(A) of this Agreement or not.

3.       DEFAULT INTEREST
         ----------------

         Upon and after the occurrence of an Event of Default, and during the continuation thereof, unless Lender otherwise agrees, the Obligations shall bear interest, calculated daily on the basis of a three hundred and sixty (360) day year, for the actual days elapsed, at the Default Rate.

4.       COLLATERAL: GENERAL TERMS
         -------------------------

         4.1 GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of the Obligations, and in addition to any other Collateral securing the Obligations, Borrower hereby grants to Lender a continuing security interest in and to all of the following Property of Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located:

                  (A) all Fixed Collateral;

                  (B) all Revolving Collateral;

                  (C) any and all deposits or other sums at any time credited by or due from Lender to Borrower, whether in a Depository Account or other account, together with any and all instruments, documents, policies and certificates of insurance, securities, goods, Accounts, choses in action, general intangibles, chattel paper, cash or other Property, and the proceeds of each of the foregoing, to the extent owned by the Borrower or in which Borrower has an interest and which now or hereafter are at any time in the possession or control of the Lender or in transit by mail or carrier to or from Lender or in the possession of any Person acting on Lender's behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of Borrower with, and any claims of Borrower against, Lender;

                  (D) All accessions to, substitutions for and all replacements, products and proceeds of the Property described in Subsections (A), (B) and (C) above, including, without limitation, proceeds of insurance policies insuring such Property; and

                  (E) All books, records and other property (including without limitation, credit files, programs, printouts and other materials and records) of Borrower pertaining to any of the Property described in Subsections (A), (B),
(C) or (D) above.

         4.2 REPRESENTATIONS, WARRANTIES AND COVENANTS -- COLLATERAL. Borrower represents, warrants and covenants to Lender that, except as otherwise permitted herein or in any of the other Credit Documents:

                  (A) The Collateral is now, and so long as Borrower is obligated to Lender will be, owned solely by Borrower and no other Person has or will have any right, title, interest, claim or Lien therein, thereon, or thereto, whether by assignment or otherwise pursuant to any Lien, encumbrance or security interest, other than pursuant to Liens constituting Permitted Liens hereunder;

                  (B) Borrower shall pay and discharge when due all taxes, levies, and other charges upon the Collateral and shall defend Lender against and save Lender and the Collateral harmless from all claims of any Person with respect thereto; and

                  (C) Borrower will at all times keep accurate and complete records of all Collateral.

         4.3 PERFECTION OF LENDER'S SECURITY INTEREST IN COLLATERAL. Borrower agrees to execute such financing statements provided for by applicable law, and to otherwise take such other action, and execute such assignments or other instruments or documents, in each case as Lender may request, to evidence, perfect or record Lender's security interest in the Collateral. Borrower hereby authorizes Lender to execute and file any such financing statement or continuation statement on Borrower's behalf if Borrower fails to do the same promptly upon Lender's request. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

         4.4 LOCATION OF COLLATERAL. Borrower warrants and covenants that, except for Inventory in transit and as otherwise approved by Lender in writing, all Collateral is, and will remain, at all times, at a Collateral Location.

         4.5 INSURANCE. Borrower will cause to be kept adequately insured, either by (i) financially secure and reputable insurers or (ii) through self insurance, all of its properties (both real and personal) with coverage similar to that which is usually maintained by persons and/or businesses engaged in the same or similar business as Borrower, as the case may be (but in no event less than full insurable value thereof), against loss or damage resulting from fire and other risks, and maintain in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in or about any property occupied or controlled by Borrower or arising in any manner out of business carried on by Borrower in such amounts as Borrower shall reasonably determine, naming the Lender as a co-insured or loss payee; and Borrower shall provide the Lender with a certificate thereof. In addition, Borrower will maintain policies of insurance issued by companies approved by the Lender insuring the

Collateral against loss caused by reasonably anticipated perils normally covered by an extended coverage endorsement in an amount equal to the full insurable replacement cost thereof or such other amount as Lender may approve. Such policies shall name the Lender as an insured and shall have an endorsement making loss payable directly to the Lender. Such policies shall provide that may not be cancelled without at least 30 days' prior written notice to the Lender. Borrower shall provide the Lender with a certificate of such coverage on demand. Except during the continuance of a Default or an Event of Default proceeds of property damage insurance (i) less than $25,000 shall be delivered to the Borrower, (ii) in excess of $25,000 shall be paid directly to the Lender to be either, (a) delivered to the Borrower for the purpose of preparing, replacing or restoring the damaged or destroyed property or (b) applied to any of the Obligations, whether or not such Obligation are due and payable. During the continuance of a Default of Event of Default all proceeds from insurance policies shall be delivered to the Lender and shall be applied by the Lender to the Obligations, whether or not such Obligations are due and payable. Borrower hereby appoints the Lender its attorney in fact to make proofs of loss, to receipt for any sums collected under said policies and to endorse Borrower's name to any draft in payment thereof and to take such further steps on behalf of Borrower as may be necessary to realize such a claim.

         4.6 PROTECTION OF COLLATERAL REIMBURSEMENT. All insurance expenses and all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use or other taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of Borrower's business operations which, if unpaid, could result in the imposition of any Lien upon the Collateral, shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, except as may otherwise be permitted hereunder or under any of the other Credit Documents, Lender may, at its option, but shall not be required to, pay the same. All sums so paid or incurred by Lender for any of the foregoing and any and all other sums for which Borrower may become liable hereunder and al I costs and expenses (including attorneys' fees, legal expenses, and court costs) which Lender may incur in enforcing or protecting its Lien on or rights and interest in the Collateral or any of its rights or remedies under this or any other agreement between the parties hereto or in respect of any of the transactions to be had hereunder shall be repayable on demand and, until paid by Borrower to Lender with interest thereon at the Contract Rate, shall be additional Obligations hereunder secured by the Collateral. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, except gross negligence or willful misconduct on the part of Lender while the Collateral is in the possession of or under the control of Lender, or for any act or default of an warehouseman, carrier, forwarding agency, or other Person whomsoever.

         4.7 INSPECTION. Lender (by any of its officers, employees, agents or representatives) shall have the right to inspect the Collateral, the premises upon which any of the Collateral is located, and any and all books, records, journals, orders, receipts or other correspondence (and to make extracts or copies thereof as Lender may desire) to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral or the financial condition of Borrower.

5.       PROVISIONS RELATING TO ACCOUNTS
         -------------------------------

         5.1 CONDITIONS. With respect to Borrower's Accounts, Lender may rely, in determining which Accounts are Eligible Accounts, on all reports, statements or representations made by Borrower with respect to any such Account or Accounts. In the event any Account is or becomes ineligible, Borrower shall promptly notify Lender upon obtaining knowledge of the same and, in any event, if any such report, statement or representation by Borrower is breached or otherwise proves untrue, regardless of Borrower's knowledge thereof, Lender may deem such Accounts ineligible, but Lender shall retain its security interest in all Accounts, eligible and ineligible, until all Obligations are paid and satisfied in full.

         5.2 COLLECTION OF ACCOUNTS.

             (A) All checks, drafts, cash and other proceeds realized from the sale of any Inventory or otherwise from the sale or other disposition of any of the other Collateral, including, without limitation, all proceeds realized from the collection of the Accounts or otherwise pursuant to any contract right, note, bill, draft, acceptance, chose in action and other like forms of general intangibles, and all remittances received by Borrower in respect to the foregoing, shall, upon receipt by the Borrower, be held by Borrower as trustee of an express trust for Lender's sole benefit and subject to immediate deposit (in their original form duly endorsed in blank) in the Cash Collateral Account or in a special account over which Lender has the sole right and power of withdrawal, maintained at a financial institution acceptable to Lender (such financial institution and account being herein referred to as the "Depository Bank" and "Depository Account" respectively). The Depository Account shall be subject to the written agreement of the Depository Bank to waive any right of setoff it might otherwise claim to have against any funds in the Depository Account and to otherwise charge any costs relative to the Depository Account to Borrower or such other account(s) as Borrower may maintain with the Depository Bank, such agreement (the "Depository Agreement") to be in form and substance acceptable to Lender. Lender assumes no responsibility for any claim of accord and satisfaction or release with respect to funds which have been deposited in the Depository Account.

             (B) Borrower shall instruct all Account Debtors to mail their payments directly to a designated post office lockbox (a "Lockbox") maintained at Borrower's expense, with respect to which only Lender or, should Lender so agree, a designated financial institution shall have the right of access and all payments so received shall be subject to immediate deposit into the Depository Account or Cash Collateral Account.

             (C) All funds held in the Depository Account shall be subject to transfer to the Cash Collateral Account, an account designated by the Lender (the "Lender's Account") as set forth in the Depository Agreement or as otherwise designated by Lender. The application of any funds to the payment of the Obligations shall not occur until Lender's receipt of such funds in cleared federal funds in the Cash Collateral Account or in Lender's Account. Lender agrees that all funds received by Lender by wire transfer for the Borrower's account prior to 10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account. Funds received by Lender by wire transfer for the Borrower's account after

10:00 a.m. on any business day of Lender shall be deemed cleared federal funds in the Cash Collateral Account on the next business day of Lender. The order and method of application of such payment shall be in the sole discretion of Lender.

             (D) Lender reserves the right to notify Account Debtors and other Persons indebted to Borrower of Lender's interest in any such amounts payable to Borrower and to instruct such Account Debtors and other Persons to remit the same directly to Lender and upon collection of the same and deposit in the Cash Collateral Account, or in Lender's Account of all funds arising therefrom (less any costs of collection and other charges or expenses incurred in connection therewith as hereinafter provided) in cleared federal funds, the same shall be subject to application to the Obligations.

         5.3 VERIFICATION OF ACCOUNTS. Any of Lender's officers, employees, or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or in the name of Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph, or otherwise.

         5.4 ASSIGNMENTS, RECORDS AND SCHEDULES OF ACCOUNTS. Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a week, written assignments of all of its Accounts after shipment of the subject goods, together with copies of invoices and/or invoice registers related thereto as Lender may from time to time request and, on or before the last day of each month from and after the date hereof, Borrower shall deliver to Lender, in form and substance acceptable to Lender, a detailed aged trial balance, dated as of the last day of the preceding month, of all then existing Accounts specifying the names, face value and dates of invoices for each Account Debtor obligated on an Account so listed. Borrower shall also provide Lender on or before the 10th day of each month, a monthly reconciliation of unbilled Accounts for the preceding month, and on or before the 30th day of each month, a monthly reconciliation between Accounts as shown on its General Ledger and all Borrowing Certificates for the preceding month, each in form acceptable to Lender and including such detail as Lender shall require. In addition, Borrower shall, upon Lender's request, furnish Lender with copies of proof of delivery and the original copy of all documents relating to the Accounts, including, without limitation, repayment histories and present status reports, relating to the Accounts and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request.

6.       PROVISIONS RELATING TO INVENTORY
         --------------------------------

         6.1 RETURNED INVENTORY. Borrower shall execute and deliver to Lender, on forms supplied by Lender and no less frequently than once a week, a report of all returns of any Inventory and as requested by Lender, provide to Lender copies of any credit memorandums to the Account Debtor issued in respect thereof. In all cases, Lender shall be promptly notified of all returns of Inventory, the reason for such return and the location of such returned Inventory.

         6.2 INVENTORY REPORTS. Borrower shall furnish Lender with such reports regarding Inventory as Lender may request at least once each month. Such reports shall be on forms requested or provided by Lender and shall contain such detailed information satisfactory to Lender. Borrower shall otherwise conduct a physical count of its Inventory at such reasonable intervals as Lender may request, supplying Lender with a copy of such counts accompanied by a report of the value (at the lower of cost or market value) thereof.

7.       REPRESENTATIONS AND WARRANTIES
         ------------------------------

         7.1 GENERAL REPRESENTATIONS AND WARRANTIES. As an inducement to Lender to make advances hereunder, Borrower, on its own behalf and on behalf of NBC, Transport and each Affiliate (Borrower, NBC, Transport and the Affiliates sometimes referred to as an "Obligor" and collectively as the "Obligors" in this
Section 7), warrants, represents and covenants to Lender that:

                  (A) ORGANIZATION AND QUALIFICATION. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of its Property or the nature of its activities makes such qualification necessary, or in which the failure of Obligors to be so qualified would have a Material Adverse Effect.

                  (B) CORPORATE POWERS. Each Obligor has the right and power and is duly authorized and empowered to enter into, execute, deliver and perform this Agreement, the Notes, and each of the other Credit Documents to which it is a party. This Agreement, the Notes, and each of the other Credit Documents to which any Obligor is a party have each been duly authorized and approved by the Board of Directors of such Obligor, and are the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any Property of such Obligor under the provisions of, the Articles of Incorporation or Code of Regulations of such Obligor or any Material Agreement.

                  (C) MATERIAL AGREEMENTS. Except as disclosed on EXHIBIT F hereto, no Obligor is a party to nor is any Obligor or any of its Property bound by (i) any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, (ii) any Debt Instrument, (iii) any security agreement, mortgage, deed of trust, pledge, assignment or other document or arrangement whereby any Lien upon any of such Obligor's Property exists in favor of any Person other than Lender, (iv) any material lease (capital, operating or otherwise), whether as lessee or lessor thereunder, (v) any contract, commitment, agreement or other arrangement involving the purchase or sale of any Inventory by such Obligor, or the license of any right to or by such Obligor, which, if terminated for any reason, could result in a Material Adverse Effect, (vi) any contract, commitment, agreement or other arrangement with any Affiliate, (vii) any written management or employment contract or contract for personal services with any Person, not otherwise an Affiliate, which is not otherwise terminable at will or on less than ninety (90) days notice without liability, (viii) any collective bargaining agreement, (ix) any Pension Plan or (x) any other contract, agreement, understanding or arrangement which, if violated, could have a Material Adverse Effect.

                  (D) GENERAL MATTERS. Except as disclosed on EXHIBIT G hereto, each Obligor (i) has not, during the preceding five (5) years, been known as or operated under or otherwise used any other corporate or fictitious name, trade name or tradestyle, (ii) has not, during the preceding five (5) years, been the surviving corporation of any merger or consolidation and has no Affiliates, except for its officers and directors, (iii) has no lawsuits, actions, investigations or other proceedings pending or currently threatened against it of any nature whatsoever in any court or before any governmental authority, arbitration board or other tribunal, (iv) holds all permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals from all federal, state, local and foreign governmental and regulatory bodies necessary for the conduct of its business operations in compliance with applicable law, (v) has fully complied with all applicable statutes, rules, regulations and orders, federal, state, local or foreign, including, without limitation, those relating to environmental protection, occupational safety and health and equal employment practices, (vi) is not in violation of or in default under any Material Agreement, (vii) has not received any notice to the effect that it is not in full compliance with any of the requirements of ERISA or
(viii) has no grievances, disputes or controversies outstanding with any union or other organization of its employees or threats of work stoppage, strike or pending demands for collective bargaining.

                  (E) USE OF PROCEEDS. Borrower's uses of the proceeds of the Domestic Term Loan, the Term Loan and the Revolving Loan made by Lender to Borrower pursuant to this Agreement will be in accordance with the Commitment and are, and will continue to be, legal and proper corporate uses, duly authorized by the Board of Directors of Borrower, and such uses are and will continue to be consistent with the Commitment and all applicable laws and statutes, as in effect from time to time. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of any regulation of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Domestic Tenn Loan, Term Loan and Revolving Loan to Borrower will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any margin stock, or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (F) PATENTS AND TRADEMARKS. Each Obligor owns or possesses all the patents, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar intellectual property rights are listed on EXHIBIT H attached hereto.

                  (G) SOLVENT FINANCIAL CONDITION. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, (i) the fair saleable value of Borrower's assets is greater than the amount required to pay its total liabilities, (ii) Borrower is able to pay its debts as they mature and is not otherwise insolvent in any respect and (iii) Borrower's capital is sufficient and not unreasonably small for the business and transactions in which Borrower is engaged or about to engage.

                  (H) TITLE TO PROPERTIES. Each Obligor has good, indefeasible and marketable title to and ownership of all Property it purports to own, which, in the case of the Collateral, is free and clear of all Liens, except those in favor of Lender and any Permitted Liens.

                  (I) FINANCIAL STATEMENTS. The Financial Statements have each been prepared in accordance with GAAP, consistently applied, and present fairly the financial position of Obligors at such date and the results of Obligors operations for such period. There has been no change in the condition, financial or otherwise, of Obligors as shown on the Financial Statements and no change in the aggregate value of machinery and equipment owned by Obligors, except changes in the ordinary course of business, none of which individually or in the aggregate will have a Material Adverse Effect.

                  (J) FULL DISCLOSURE. Neither this Agreement, nor any written statement made by Obligors in connection herewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Obligor has not disclosed to Lender which has, or will have, a Material Adverse Effect.

                  (K) TAX RETURNS. Each Obligor has filed all federal, state and local tax returns and other reports it is required by law to file and has, except as otherwise permitted herein, paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of each Obligor is adequate for all years not closed by applicable statutes and for its current fiscal year.

                  (L) SECURITIES LAWS. Each Obligor's execution and delivery of this Agreement, the Notes, and each of the other Credit Documents to which it is a party will not directly or indirectly violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto.

                  (M) O.S.H,A. AND ENVIRONMENTAL MATTERS. Each Obligor has duly complied with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all respects with, the provisions of the Federal Occupational Safety and Health Act as amended, the Environmental Protection Act as amended, the Resource Conservation and Recovery Act as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended and all rules and regulations thereunder and all similar federal, state and local laws, rules and regulations having jurisdiction over such Obligor's business and there have been no outstanding citations, notices or orders of non-compliance issued to such Obligor's or relating to its respective facilities, business, assets, property, leaseholds or equipment under any such laws, rules or regulations. Each Obligor has been issued all required federal, state and local licenses, certificates or permits relating to such Obligor's business and facilities, and each Obligor and its facilities, business, assets, property, leaseholds and equipment are in compliance in all respects with, all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharge, noise emissions, solid or liquid waste disposal, hazardous waste or materials, or other environmental, health or safety matters. Borrower hereby agrees to indemnify and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended, the Resource Conservation and Recovery Act as amended, or any other federal, state or municipal law or regulation, or tort, contract or common law.

                  (N) TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Obligors and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Obligors, or with any material supplier, and there exists no present condition or state of facts or circumstances which would have a Material Adverse Effect on Obligors in any respect or prevent Obligors from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner which it has heretofore been conducted.

                  (O) FIXED COLLATERAL. All Fixed Collateral is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted. None of the Fixed Collateral is an accession to any other personal property not otherwise a part of the Collateral.

         7.2 REAFFIRMATION. Each request for a loan or an advance made by Borrower pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such loan or advance, constitute (1) an automatic representation and warranty by Borrower to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the making of such loan or advance, would constitute an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement or any of the other Credit Documents.

         7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and each of the other Credit Documents shall be true at the time of Borrower's execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

8.       COVENANTS AND CONTINUING AGREEMENTS
         -----------------------------------

         8.1 AFFIRMATIVE COVENANTS. So long as any Obligations remain unsatisfied, Borrower covenants that, unless otherwise consented to by Lender in writing, it will:

                  (A) Pay to Lender, on demand, any and all fees, costs or expenses which Borrower has agreed to pay to Lender, or which Borrower has agreed to reimburse Lender for, under this Agreement and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding by Lender to Borrower or any other Person on behalf of Borrower of any proceeds of loans made by Lender pursuant to this Agreement or, (ii) the depositing for collection, by Lender, of any check or item of payment received and/or delivered to Lender on account of the Obligations.

                  (B) Preserve and maintain its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain its qualification and good standing in all states in which such qualification is necessary in order for Borrower to conduct its business in such states or in which the failure to so qualify would have a Material Adverse Effect.

                  (C) File all federal, state and local tax returns and other reports Borrower is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any Property belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, PROVIDED, HOWEVER, that Borrower shall not be required to pay any such taxes, assessments, charges or claims so long as the validity thereof shall be contested in good faith in a proceeding promptly commenced and diligently prosecuted, if reserves adequate to cover the amount thereof with penalties, interest and costs shall have been set aside on the Borrower's books and the continuance of such contest shall neither result in any property of the Borrower being made the subject of any proceeding in foreclosure, or of any levy or execution, which shall not have been stayed or dismissed, or the subject of any seizure or other loss, nor prevent the Lender from acquiring a first priority security interest in such property.

                  (D) Maintain its Property in good condition and make all necessary renewals, repairs, replacements, additions and improvements thereto so as to maintain the value and operating efficiency thereof.

                  (E) Comply with all laws, ordinances, governmental rules and regulations to which it is subject and obtain all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Properties or to the conduct of its business.

                  (F) At all times make prompt payment of any and all contributions required to meet the minimum funding standards set forth in Sections 302 and 305 of ERISA with respect to each Pension Plan, if any, maintained by Borrower and otherwise in regard thereto to (i) furnish Lender with any annual report required to be filed pursuant to Section 103 of ERISA in connection with each Pension Plan and any other employee benefit plan of Borrower or its Affiliates subject to said Section; (ii) notify Lender as soon as practicable of any "Reportable Event" (as defined under ERISA) and of any additional act or condition arising in connection with any Pension Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District

Court of a trustee to administer the Pension Plan; and (iii) furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any such Pension Plan or any other such employee benefit plan as may be reasonably requested.

                  (G) Promptly upon, but in no event later than three (3) business days after, learning thereof, (i) inform Lender, in writing, of the assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by it to any Account Debtor not otherwise disclosed to Lender; and (ii) furnish to and inform Lender of all material adverse information relating to the financial condition of any Account Debtor.

                  (H) Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions and permit the Lender, in its discretion, to conduct bimonthly field examinations and quarterly audits as set forth in the Commitment, at Borrower's expense.

                  (I) Cause to be prepared and furnished to Lender the following (which in the case of any financial statements shall consist of a balance sheet, income statement and statement of cash flow kept and prepared in accordance with GAAP, unless Borrower's certified public accountants concur in any changes therein and such changes are disclosed to Lender and are consistent with then generally accepted accounting principles):

                  (i) As soon as possible, but not later than ninety (90) days after the close of each fiscal year of Borrower, NBC, Transport, and the Affiliates audited annual financial statements of Borrower, NBC, Transport, and the Affiliates as of the end of each such fiscal year, prepared by a firm of independent certified public accountants of recognized standing, selected by Borrower and acceptable to Lender;

                  (ii) As soon as possible, but not later than thirty (30) days after the end of each month hereafter, unaudited interim financial statements of Borrower, NBC, Transport, and the Affiliate as of the end of such month and of the portion of Borrower's, NBC'S, Transport's, and the Affiliate's fiscal year then elapsed certified by the president and chief financial officer of Borrower as prepared in accordance with GAAP (without footnotes) and fairly presenting the financial position and results of operations of Borrower, NBC, Transport, and the Affiliate for such month and period;

                  (iii) Concurrently with the delivery of the financial statements described in Subsections (i) and (ii) above, certificates from the chief financial officer and president of Borrower certifying to Lender that to the best of their knowledge, Borrower, NBC, Transport, and the Affiliates have kept, observed, performed and fulfilled each and every covenant obligation and agreement binding upon Borrower, NBC, Transport, and the Affiliates contained in this Agreement or the Credit Documents, and that no Event of Default, or any event which with the giving of notice or lapse of time or both, would constitute an Event of Default has occurred or specifying any such Event of Default, together with a financial covenant compliance worksheet, in form satisfactory to Lender, reflecting the computation of the financial covenants set forth in Sections 8.1 and 8.2 hereof as of the end of the period covered by such financial statements;

                  (iv) Concurrently with the sending or filing thereof, as the case may be, copies of any definitive proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular periodic or special reports, schedules, registration statements or other documents (including, without limitation, all forms 8-K, 10-Q or 10-K) which Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange or self-regulatory securities organization, including the National Association of Securities Dealers, Inc.;

                  (v) Concurrently with each request for an advance under the Revolving Loan, and monthly on the last day of each month, a certificate prepared by the chief financial officer or president of Borrower in the form attached hereto as EXHIBIT A, which certificate may be delivered to Lender by telecopy and on the first business day of each week Borrower shall submit to Lender a certificate (certified by the President or Chief Financial Office of Borrower as of the last day of the preceding week) that all payroll taxes for which Borrower is obligated through and as of the date of the certificate have been paid in full or remitted when due. The Borrower shall also provide to Lender on or before the 10th day of each month, a monthly reconciliation of unbilled Accounts Receivable for the preceding month and, on or before the 30th day of each month, a monthly reconciliation between Accounts Receivable as shown on its General Ledger and Borrowing Certificates for the preceding month, each in form acceptable to Lender and including such detail as the Lender shall require.

                  (vi) Such other data and information (financial and otherwise) as Lender, from time to time, may request bearing upon or related to the Collateral or the financial condition and/or results of operations of Borrower, NBC, Transport, or the AFFILIATE.

                  (J)      Notify Lender in writing:

                  (i) Quarterly, on a calendar quarter basis on the I st day of March, June, September and December of each year, or more frequently at Lender's discretion, of the institution of any suit, action or administrative proceeding against Borrower, NBC, Transport, or the Affiliates or relating to any of their Property, whether or not the claim is considered by Borrower to be covered by insurance;

                  (ii) At least sixty (60) days prior thereto, of the opening of any new office or place of business or the closing of any existing office or place of business of Borrower, NBC, Transport, or the Affiliates;

                  (iii) Promptly upon Borrower's learning thereof, of any labor dispute to which Borrower, NBC, Transport, or the Affiliates may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower, NBC, Transport, or the Affiliates is a party or by which Borrower, NBC, Transport, or the Affiliates is bound;

                  (iv) Within three (3) business days after the occurrence thereof, of Borrower's, NBC'S, Transport's, or the Affiliate's default under any Material Agreement; and

                  (v) Promptly upon the occurrence thereof, of any default by any obligor under any note or other evidence of debt payable to Borrower, NBC, Transport, or the Affiliates.

                  (K) Provide Lender with all warehouse receipts respecting any Inventory and copies of all agreements between Borrower, NBC, Transport, or the Affiliates and any bailee, warehousemen or similar party with whom Inventory may from time to time be stored.

                  (L) If any of the Accounts arise out of a contract with the United States of America, or any department, agency, subdivision or instrumentality thereof, promptly notify Lender thereof in writing and execute any instruments and take any other action required or requested by Lender to perfect Lender's security interest in such Accounts under the provisions of the Assignment of Claims Act of 1940.

                  (M) Deliver to Lender, upon demand, any and all evidence of ownership of Fixed Collateral, inclusive of any certificates of title or applications therefor, -and maintain accurate, itemized records describing the kind, type, quantity and value of all Fixed Collateral, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.

                  (N) In the event any Account is or becomes evidenced by any note, trade acceptance or other instrument, promptly notify Lender of such fact and, upon Lender's request deliver the same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement Borrower hereby waives presentment demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

                  (O) Maintain a Tangible Net Worth equal to or greater than One Million Two Hundred Seventy Thousand Dollars ($1,270,000) at March 31, 1998 and thereafter, such covenant to be calculated annually in accordance with GAAP based on Borrower's fiscal year-end financial statements. Borrower's existing Tangible Net Worth at the date hereof shall increase by at least $800,000 at September 30, 1997 and by an additional $800,000 at December 31, 1997.

                  (P) Maintain Debt Coverage (as defined herein) not less than
2.0 to 1.0 at March 3 1, 1997 and thereafter. "Debt Coverage" as used in this
Section 8.1(P) means the ratio of Borrower's net income, plus depreciation and amortization and net interest paid to Lender, to the amount of all principal and interest payable to Lender calculated quarterly in accordance with GAAP based upon Borrower's quarterly and fiscal year-end financial statements.

                  (Q) Maintain a ratio of total unsubordinated liabilities (including deferred liabilities and/or deferred income), computed in accordance with GAAP, to Tangible Net Worth equal to or less than 9.5 to 1.0 at March 3, 1998 and thereafter, and a ratio of employable assets (current assets plus gross fixed assets) in relation to current liabilities plus senior funded bank debt of
1.1 to 1.0 through March 30, 1998 and 1.2 to 1.0 thereafter to be tested quarterly beginning June 30, 1997, such covenant to be calculated in accordance with GAAP based on Borrower's quarterly and fiscal year-end financial statements.

         8.2 NEGATIVE COVENANTS. So long as Borrower shall have any Obligations to Lender under this Agreement, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

                  (A) Merge or consolidate with or acquire all or any substantial portion of the assets or capital stock of any Person, except that if no Default or Event of Default then exists or will exist immediately thereafter, Borrower may acquire another entity by means of merger or consolidation, if after such acquisition Borrower has a Tangible Net Worth equal to or greater than its Tangible Net Worth prior to the acquisition.

                  (B) Make any loans or other advances of money, or grant extensions of credit (other than normal extensions of trade credit in the ordinary course of business and reasonable salary, travel or relocation advances, advances against commissions and other similar advances in the ordinary course of business) to any Person.

                  (C) Create, incur, assume, or suffer to exist any Indebtedness, except the Obligations and the following (herein referred to as "Permitted Indebtedness"):

                  (i) Trade payables and other current liabilities incurred in the ordinary course of business;

                  (ii) Subordinated Debt;

                  (iii) Such other Indebtedness as described on EXHIBIT I hereto or as hereafter approved by Lender in writing.

                  (D) Enter into, or be a party to, any transaction with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                  (E) Permit or agree to any material extension or modification with respect to, or compromise or settle any Account, other than as reflected in the schedules of accounts submitted to Lender pursuant to Section 5.4 hereof.

                  (F) Become or be liable in respect of any Guaranty except by endorsement of instruments or items of payment in the ordinary course of business for deposit or collection.

                  (G) Permit or suffer to exist any Lien in or upon any of the Collateral, except the following (herein referred to as "Permitted Liens"):

                  (i) Those security interests granted in favor of Lender pursuant to this Agreement and the other Credit Documents;

                  (ii) Purchase money liens relating to Capital Expenditures which do not violate Section 8.2(K) below; and

                  (iii) Such other Liens as described on EXHIBIT J hereto or as hereafter approved by Lender in writing.

                  (H) Make any Distributions without Lender's prior consent.

                  (I) Divest itself of any material assets or business theretofore conducted by transferring the same to any Affiliate or any partnership, joint venture, or similar arrangement.

                  (J) Subcontract any operations to any Affiliate, except with the prior written consent of Lender.

                  (K) Make Capital Expenditures during any fiscal year of Borrower which, in the aggregate, exceed Seven Hundred Fifty Thousand Dollars ($750,000).

                  (L) Transfer its executive offices, or maintain records with respect to Accounts at any locations other than the Principal Business Location, except with Lender's prior written consent.

                  (M) Except with respect to transactions otherwise permitted hereunder, make deposits to or withdrawals from any of Borrower's deposit accounts for the benefit of any of its Affiliates.

                  (N) Sell, lease, transfer or otherwise dispose of any of its Property having a market value exceeding Ten Thousand Dollars ($10,000), other than Inventory sold in the ordinary course of business.

                  (O) Use any corporate name (other than its own) or any fictitious name, trade name, tradestyle or"d/b/a" except for the names disclosed on EXHIBIT G attached hereto and made a part hereof.

                  (P) Make a sale to any customer on approval, consignment, bill-and-hold, guaranteed sale, sale and return or any other repurchase basis, unless such sale is specifically identified on the written assignments of Accounts delivered to Lender pursuant to Section 5.4 hereof.

                  (Q) Own, purchase or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement or the Notes to violate Regulation G or any other regulation of the Federal Reserve Board then in effect.

                  (R) Make or have any Restricted Investment, which for purposes of this Agreement shall mean any investment in cash or by delivery of Property to any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, in any Property except the following:

                  (i) Property to be used in the ordinary course of business;

                  (ii) Current assets arising from the sale of goods and services in the ordinary course of business of Borrower;

                  (iii) Investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                  (iv) Investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least One Hundred Million Dollars ($100,000,000.00); and

                  (v) Investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof.

                  (S) Enter into any arrangement with any Person providing for the leasing by Borrower of Property which has been or is to be sold or transferred by Borrower to such person if funds have been or are to be advanced by such Person on the security of such Property or rental obligations of Borrower.

9. SURVIVAL OF OBLIGATIONS UPON TERMINATION OF AGREEMENT
   -----------------------------------------------------

         Except as otherwise expressly provided for in this Agreement and in any of the other Credit Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or any of the other Credit Documents shall in any way affect or impair the powers, obligations, duties, rights, and liabilities of Borrower or Lender in any way or respect relating to (i) any transaction or event occurring prior to such termination or cancellation or (ii) any of the undertakings, agreements, covenants, warranties and representations of Borrower or Lender contained in this Agreement or the other Credit Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and Lender shall retain its Lien on the Collateral and all of its rights and remedies under this Agreement, notwithstanding such termination or cancellation, until all Obligations of Borrower to Lender have been fully paid and satisfied and this Agreement is terminated.

10. CONDITIONS PRECEDENT
    --------------------

         Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other Sections of this Agreement, it is understood and agreed that Lender shall have no obligation at any time under Section 2 of this Agreement unless and until the following conditions have been and continue to be satisfied, all in form and substance satisfactory to Lender and its counsel:

         10.1 CONDITIONS. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

                  (A) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.

                  (B) The representations and warranties of the Borrower herein are true and correct in all respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.

                  (C) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.

         10.2 DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:

                  (A) Certified copies of Borrower's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to this Agreement, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.

                  (B) Copies of all filing receipts or acknowledgments issued by any governmental authority to evidence any filing or recordation necessary to perfect the Liens of Lender in the Collateral and evidence, in a form acceptable to Lender, that such Liens constitute valid and first priority perfected Liens, subject only to any Permitted Liens.

                  (C) A Certificate of the secretary or an assistant secretary of Borrower, dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, certifying (i) that attached thereto is a true and complete copy of the Code of Regulations of Borrower, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement, the Notes, and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of Borrower executing this Agreement, the Notes, or any of the other Credit Documents to which Borrower is a party.

                  (D) A copy of the Articles of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State of the Borrower's state of incorporation.

                  (E) A good standing certificate for Borrower issued by the Secretary of State of Borrower's state of incorporation and the Secretary of State of each other jurisdiction in which Borrower's qualification is required hereunder.

                  (F) A certificate signed by the president and chief financial officer of Borrower and dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no event or condition has occurred or is continuing which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

                  (G) Duly executed written lien waivers in favor of Lender from each lessor, bailee, warehouseman, mortgagee or similarly situated Person who may, with respect to any location at which any of the Collateral is to be located or stored, by operation of law or otherwise, have any Lien in or upon such Collateral.

                  (H) Duly executed subordination agreements in respect of all Subordinated Debt, specifically including, but not limited to an Acknowledgment, Consent and Agreement or Amended and Restated Subordination Agreement from Seidler, evidencing the agreement of the holder of such Subordinated Debt to subordinate the same in right of payment (and waive the priority of any Permitted Liens on Collateral) to the Obligations to the extent and in such manner acceptable to Lender.

                  (I) If required by Lender, a duly executed Depository Agreement with the Depository Bank at which any Depository Account is to be established and, such other agreements, in form and substance acceptable to Lender as to the collection and/or servicing of Accounts and the operation of any lockbox required by Lender, all in form satisfactory to the Lender.

                  (J) Written instructions from Borrower directing the disbursement of the loan proceeds pursuant to this Agreement.

                  (K) The written opinion of legal counsel to Borrower as to the enforceability of this Agreement, the Notes, and each of the other Credit Documents, and covering such other issues thereunder and in connection with the transactions contemplated by this Agreement requested by Lender and its counsel, in form and substance satisfactory to Lender.

                  (L) The Revolving Note, Domestic Term Loan Promissory Note and Term Note, duly executed by Borrower, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to the following:

                  (i) Duly executed UCC-1 Financing Statements from Borrower, in recordable form, in form and substance satisfactory to Lender and its counsel.

                  (ii) Duly executed Acknowledgments, Consents and Agreements from NBC, Transport and the Affiliates, in form and substance satisfactory to Lender and its counsel.

                  (iii) A duly executed Limited Contract of Guaranty from Robert A. Weitzel, in form and substance satisfactory to Lender and its counsel.

         10.3 WAIVER OF CONDITIONS PRECEDENT. If Lender makes an initial advance of loan proceeds hereunder prior to the fulfillment of any of the conditions precedent set forth in Sections 10.1 and 10.2 hereof, the making of such initial advance of loan proceeds shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and Borrower shall thereafter use its best efforts to fulfill each such condition promptly.

11.      EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
         -------------------------------------------------

         11.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (A) Failure by Borrower to make payment of principal, interest or any other sum on any Note, any other Debt Instrument, or any Material Agreement on the due date thereof, or failure to pay any other Obligation on the due date thereof, or failure by Borrower to remit or deposit funds as required by the terms of this Agreement or any other Credit Document to which Borrower is a party.

                  (B) Any warranty, representation, or other statement made or furnished to Lender by or on behalf of Borrower or any guarantor of the Obligations in this Agreement or in any of the other Credit Documents or in any instrument furnished in compliance with or in reference to this Agreement or any of the other Credit Documents proves to have been false or inaccurate in any respect when made or furnished.

                  (C) Borrower or any guarantor of the Obligations fails or neglects to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in this Agreement or in any of the other Credit Documents, which is required to be performed, kept or observed by Borrower or any such guarantor.

                  (D) The occurrence of any default or event of default on the part of Borrower (other than due to nonpayment) under any Debt Instrument or Material Agreement.

                  (E) Any statement, report, financial statement, or certificate made or delivered by Borrower, or any of its officers, employees or agents, or any guarantor of the Obligations to Lender is not true and correct in any respect.

                  (F) The loss, theft, substantial damage or destruction of any portion of the Collateral to the extent not fully covered by insurance (as required by this Agreement and subject to such deductibles as Lender shall have agreed to in writing), or the sale, lease, encumbrance or other disposition of any of the Collateral, except in all cases as may be specifically permitted by other provisions of this Agreement.

                  (G) Any material adverse change in the value of the Collateral or the financial condition or operating results of Borrower or any guarantor of the Obligations, or otherwise in the event the Lender deems itself insecure.

                  (H) The dissolution, termination of existence, insolvency (failure to pay its debts as they mature or where the fair saleable value of its assets is not in excess of its liabilities) or business failure of the Borrower or any guarantor of the Obligations, or the appointment of a receiver, trustee, custodian or similar fiduciary for the Borrower or any guarantor of the Obligations or any of their respective assets, or the assignment for the benefit of the creditors of Borrower or any such guarantor or the making by Borrower or any such guarantor of any offer of settlement, extension or composition to its unsecured creditors generally.

                  (I) The commencement of any proceedings under any Bankruptcy Laws by Borrower or any guarantor of the Obligations.

                  (J) The commencement of any proceedings under any Bankruptcy Laws against Borrower or any guarantor of the Obligations to the extent such proceedings are not dismissed within sixty (60) days after the filing thereof.

                  (K) Borrower ceases to conduct all or any part of its business or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its business affairs.

                  (L) The entry by a court of any judgment in excess of $150,000.00 requiring the payment of money against the Borrower, which judgment is not paid, discharged, stayed, vacated or set aside within thirty (30) days of its entry unless the same is being contested or appealed in good faith by Borrower and a bond is posted by the shareholders of Borrower in at least the amount of the judgment and interest and the cost of the bond is paid out of capital contributions of the shareholders of Borrower made specifically for such purpose, and further provided that the obligation to reimburse the bonding company shall not be an obligation of the Borrower.

                  (M) A notice of any Lien, levy, attachment or assessment is filed of record with respect to all or any of the Collateral by any Person, including, without limitation, the United States, any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or assessment owing at any time or times hereafter becomes a Lien upon the Collateral or any other of Borrower's assets and, except as otherwise permitted by Lender, the same is not effectively stayed, bonded or released within thirty (30) days after the same becomes a Lien, or in the case of ad valorem taxes, prior to the last date when payment may be made without penalty.

                  (N) The revocation of any Guaranty of the Obligations.

         11.2 ACCELERATION OF THE OBLIGATIONS. In addition to any of the remedies otherwise available to Lender (a) upon and after an Event of Default specified in Sections I 1. I (1) and (J) hereof, and without notice by Lender to Borrower, and (b) upon and after an Event of Default (other than an Event of Default specified in Sections 11.1(I) and (J) hereof, upon notice by Lender to Borrower in the manner set forth in Section 13.10 hereof, the Revolving Loan shall be terminated and all of the Obligations due or to become due from Borrower to Lender, whether under this Agreement, any Note or otherwise, shall, at the option of Lender become at once due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Credit Documents to the contrary notwithstanding.

         11.3 REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have, to the extent permitted by applicable law, and in addition to any other right or remedy provided for in this Agreement or the other Credit Documents, the following rights and remedies:

                  (A) All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Credit Documents.

                  (B) The right to take immediate possession of the Collateral, and (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties, and (ii) enter any of the premises of Borrower or wherever any Collateral shall be located and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period of at least ninety (90) days after sale or disposition of the Collateral). Lender is hereby granted a non-exclusive license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                  (C) The right to foreclose the Liens created under this Agreement and each of the other Credit Documents or under any other agreement relating to the Collateral.

                  (D) The right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that ten (10) days prior written notice to Borrower of the date any public sale will take place or the date after which any private sale or other disposition of Collateral will take place shall be reasonable notice thereof, and such sale may be at such locations as Lender shall designate in said notice. Lender shall have the fight to conduct such sales on Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to Borrower. Lender shall have the right to bid or credit bid at any such sale on its own behalf.

                  (E) The right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. Subject to the rights of the holders of any Permitted Lien having priority over the Liens of Lender, if any, the proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Lender therefor.

         11.4 APPLICATION OF COLLATERAL; TERMINATION OF FINANCING. Upon the occurrence of any Event of Default, Lender may also, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, without notice except as required by law, terminate Lender's further performance under this Agreement, the other Credit Documents, or any other agreement or agreements between Lender and Borrower, without further liability or obligation by Lender, and may also, at any time, appropriate and apply on any Obligations any and all Collateral in the possession of Lender. No such termination shall absolve, release or otherwise affect the liability of Borrower in respect of transactions had prior to such termination, nor affect any of the Liens, rights, powers, and remedies of Lender, but they shall, in all events, continue until all Obligations of Borrower to Lender are satisfied.

         11.5 REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement, each of the other Credit Documents or in any document referred to herein or therein or contained in any agreement supplementary hereto or thereto or in any schedule or report given to Lender, or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into or delivered, shall be deemed cumulative and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained.

         12.      APPOINTMENT OF LENDER AS BORROWER'S LAWFUL ATTORNEY
                  ---------------------------------------------------

         Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, at such time or times as Lender or said agent, in its sole discretion, may determine, upon the occurrence of an Event of Default hereunder, in Borrower's or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts and any other Collateral; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts and any other Collateral;
(viii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (ix) prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (xii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (xiii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (xiv) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (xv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory and any other Collateral to which Borrower has access; and
(xvi) notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender and receive and open all mail addressed to Borrower, and after removing all remittances and other proceeds of Collateral, forwarding the mail to Borrower.

         13.      MISCELLANEOUS
                  -------------

         13.1 MODIFICATION OF AGREEMENTS SALE OF INTEREST. This Agreement, the Notes and each of the other Credit Documents to which Borrower is a party may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement, or any of the other Credit Documents or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, the Notes, or any of the other Credit Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and/or duties hereunder or thereunder.

         13.2 ATTORNEYS' FEES AND EXPENSES. If, at any time or times, whether prior or subsequent to the date hereof, regardless of the existence of an Event of Default, Lender employs counsel for advice or other representation or incurs legal and/or other costs and expenses in connection with:

                  (A) The preparation of this Agreement, the Notes, and the other Credit Documents, or the preparation of any other documentation requested by Lender in connection with the transactions contemplated thereby or any amendment of or modification of this Agreement, the Notes, any of the other Credit Documents or any other such documentation.

                  (B) The administration of this Agreement, the Notes and each of the other Credit Documents or any other documentation requested by Lender and the transactions contemplated hereby and thereby.

                  (C) Any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, the Notes, any of the other Credit Documents or Borrower's affairs.

                  (D) Any attempt to enforce any rights of Lender against any Person, other than the Borrower, which may be obligated to Lender by virtue of this Agreement, the Notes or any of the other Credit Documents, including, without limitation, any guarantor of the Obligations and any Account Debtors.

                  (E) Any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral.

                  (F) The filing and recording of all documents required by Lender to perfect Lender's Liens in the Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording;

                  Then, in any such event, the attorneys' fees reasonably incurred and necessary expenses arising from such services and all expenses, costs, charges and other fees of such counsel or of Lender or relating to any of the events or actions described in this Section 13.2 shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Collateral. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses;

long distance telephone charges; air express charges; telegraph charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. Additionally, if any taxes shall be payable on account of the execution or delivery of this Agreement, the Notes or the execution, delivery, issuance or recording of any of the other Credit Documents, or the creation of any of the Obligations hereunder, by reason of any existing or hereafter enacted federal or state statute, Borrower will pay all such taxes, including, but not limited to, any interest and/or penalty thereon, and will indemnify and hold Lender harmless from and against liability in connection therewith.

         13.3 WAIVER BY LENDER. Lender's failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement, the Notes or any of the other Credit Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default by Borrower under this Agreement, the Notes or any of the other Credit Documents shall not suspend, waive or affect any other Event of Default by Borrower under this Agreement, the Notes or any of the other Credit Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement, the Notes or any of the other Credit Documents and no Event of Default by Borrower under this Agreement, the Notes or any of the other Credit Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

         13.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         13.5 PARTIES. This Agreement, the Notes and the other Credit Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender. This provision, however, shall not be deemed to modify
Section 13.1 hereof.

         13.6 CONFLICT OF TERMS. The provisions of the Commitment, the Notes and each of the other Credit Documents and any exhibit or schedule hereto or thereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, and except as otherwise provided in the Commitment, the Notes and any of the other Credit Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Commitment the Notes and any of the other Credit Documents, the provision contained in this Agreement shall govern and control.

         13.7 WAIVERS BY BORROWER INCLUDING RIGHT TO JURY TRIAL). EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED

BY APPLICABLE LAW, BORROWER WAIVES (1) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE, (11) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (111) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT.

         13.8 AUTHORIZATION. Lender is authorized to make loans in the name of Borrower under the terms of this Agreement upon the request, either written or oral, of the president or chief financial officer of the Borrower, or such other persons, from time to time, holding the offices or positions with Borrower as designated in any separate borrowing or banking resolutions delivered by Borrower to Lender and all loans made by Lender to Borrower or for its account under this Agreement shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to duly authorized requests therefor.

         13.9 GOVERNING LAW. This Agreement has been accepted by Lender at and shall be deemed to have been made at Cleveland, Ohio. The loans provided for herein are to be funded and repaid at Cleveland, Ohio and this Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Ohio. As part of the consideration for new value received, Borrower hereby consents to the jurisdiction of any state or federal court located within the State of Ohio and consents that all such service of process be made by registered or certified mail directed to Borrower at the address stated in Section 13.10(B) below and service so made shall be deemed to be completed upon actual receipt thereof. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and agrees not to assert any defense based on lack of jurisdiction or venue. Nothing contained herein shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

         13.10 NOTICES. Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered upon deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified as follows:

                  (A)      If to Lender, at:

                                    Bank One, Cleveland, NA
                                    600 Superior Avenue
                                    Cleveland, Ohio 44114
                                    Attn:   Louis G. Johnston,
                                            Vice President and Manager,
                                            Asset-Based Lending
                                    Telephone:   216/781-2225
                                    Telecopy:    216/781-4485

                           With a copy to:

                                    Porter, Wright, Morris & Arthur
                                    1700 Huntington Building
                                    Cleveland, Ohio 44115-1483
                                    Attn:   Donald J. Fisher, Esq.
                                    Telephone:   216/443-2500
                                    Telecopy:    216/443-9011

                  (B)      If to Borrower, at:

                                    International Total Services, Inc.
                                    5005 Rockside Road, Suite 1200
                                    Cleveland, Ohio 44131
                                    Attn:   Robert A. Weitzel
                                            President
                                    Telephone:    216/642-4522
                                    Telecopy:     216/642-4539

or to such other address as each party may designate for itself by like notice given in accordance with this Section 13.10.

         Whenever any party to this Agreement shall be required to provide notice hereunder or to deliver certificates and/or documentation pursuant to the terms of this Agreement or as otherwise requested by a party to this Agreement, such notices, certificates and/or documentation may be transmitted by telecopy or other facsimile transmission; provided, however, that the originals or counterparts of all such notices, certificates and/or documentation shall be furnished as promptly as practicable thereafter, including all original signatures thereto as applicable.

         13.11 SECTION TITLES. The section titles contained in this Agreement are and shall be without substantive meaning and content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         13.12 EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective only upon Lender's acceptance hereof.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year specified at the beginning hereof.

                                       INTERNATIONAL TOTAL SERVICES, INC.
                                       ("Borrower")

                                     By________________________________________
                                       Name: __________________________________
                                       Its: ___________________________________

Accepted at Cleveland, Ohio as of
the date first above written.

BANK ONE, CLEVELAND, NA ("LENDER")

By________________________________________
  Name: __________________________________
  Its: ___________________________________